UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 10, 2025

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.
001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 10, WEC Energy Group, Inc. (the “Company”) issued $900,000,000 aggregate principal amount of its 3.375% Convertible Senior Notes due 2028 (the “Notes”) pursuant to an Indenture (the “Note Indenture”), dated as of June 10, 2025, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes were sold under a Purchase Agreement (the “Purchase Agreement”) dated June 5, 2025 among the Company and the initial purchasers (the “Initial Purchasers”) party thereto. The $900,000,000 aggregate principal amount of the Notes issued included $125,000,000 aggregate principal amount of the Notes issued upon exercise by the Initial Purchasers in full of their option to purchase up to $125,000,000 aggregate principal amount of additional Notes under the Purchase Agreement.

Notes

The Notes will bear interest at a rate of 3.375% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2025. The Notes will mature on June 1, 2028, unless earlier repurchased or converted. The Company may not redeem the Notes prior to the maturity date. No “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

The Notes are senior unsecured obligations of the Company and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness it may incur in the future to the extent of the value of the assets securing such future secured indebtedness; and structurally junior to all indebtedness and other liabilities (including preferred stock and trade payables) of the Company’s existing and future subsidiaries.

Holders may convert all or any portion of their Notes at their option only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on September 30, 2025 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•	during the five consecutive business day period immediately after any ten consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes, as determined following a request by a holder or holders of the Notes, for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate of the Notes on each such trading day;

•	upon the occurrence of specified corporate events; or

•	at any time, regardless of the foregoing circumstances, from, and including, March 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

The conversion rate for the Notes will initially be 7.7901 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $128.37 per share of Common Stock). The conversion rate for the Notes will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event. The Company will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

Upon the occurrence of a Fundamental Change (as defined in the Note Indenture), holders may require the Company to purchase all or a portion of their Notes, in principal amounts equal to $1,000 or an integral multiple thereof, for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Note Indenture).

If an Event of Default (as defined in the Note Indenture) occurs and is continuing with respect to the Notes, then the Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Notes may declare 100% of the principal of and accrued and unpaid interest, if any, on the Notes due and payable immediately.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 is incorporated into this Item 3.02 by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company expects any shares of Common Stock issued upon conversion of the Notes to be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. Initially, a maximum of 8,588,520 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 9.5428 shares of Common Stock per $1,000 principal amount of Notes, subject to anti-dilution adjustments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture dated as of June 10, 2025, between the Company and the Trustee, providing for the issuance of the Notes.

4.2	Form of Note (included in Exhibit 4.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2025	WEC ENERGY GROUP, INC. (Registrant)

/s/ WILLIAM J. GUC
William J. Guc, Vice President and Controller